EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-43618 of Large Scale Biology Corporation on Form S-8 of our report dated January 18, 2002, appearing in this Annual Report on Form 10-K of Large Scale Biology Corporation for the year ended December 31, 2001.

/s/	DELOITTE & TOUCHE LLP

Sacramento, California
March 28, 2002